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                                                                   Exhibit 23(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 23, 2005, relating to the financial statements and financial highlights which appear in the June 30, 2005 Annual Report to Shareholders of The Hirtle Callaghan Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Columbus, Ohio
November 1, 2005